As filed with the Securities and Exchange Commission on February 10, 1998

                                                 REGISTRATION NO. 333-
===========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                     ---------------------------
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                     ---------------------------

                        SOLA INTERNATIONAL INC.
        (Exact name of registrant as specified in its charter)

                               DELAWARE
    (State or other jurisdiction of incorporation or organization)

                              94-3189941
                 (I.R.S. Employer Identification No.)

                    2420 SAND HILL ROAD, SUITE 200
                     MENLO PARK, CALIFORNIA 94025
                            (650) 324-6868
          (Address including zip code, and telephone number,
            including area code, of registrant's principal
                          executive offices)
                     ----------------------------
                             JOHN E. HEINE
                 PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    2420 SAND HILL ROAD, SUITE 200
                     MENLO PARK, CALIFORNIA 94025
                            (650) 324-6868
       (Name, address including zip code, and telephone number,
              including area code, of agent for service)
                     ----------------------------
                               COPY TO:
                          FREDERICK H. FOGEL
               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                          ONE NEW YORK PLAZA
                       NEW YORK, NEW YORK 10004
                            (212) 859-8000
                     ----------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       -----------------------------

                      CALCULATION OF REGISTRATION FEE
================================================================================
                                   PROPOSED MAXIMUM AGGREGATE
TITLE OF EACH CLASS OF SECURITIES    OFFERING PRICE(FN2)(FN3)      AMOUNT OF
      TO BE REGISTERED(FN1)                                     REGISTRATION FEE
--------------------------------------------------------------------------------
Debt Securities
Common Stock, $.01 par value              $250,000,000               $73,750
================================================================================
[FN]
(1) Also includes such indeterminate number of shares of Common Stock and Debt Securities as may be issued upon conversion of or exchange for any other Debt Securities that provide for conversion or exchange into other Securities.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
(3) In U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies.

                       -----------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION  STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

[RED HERRING]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


               SUBJECT TO COMPLETION DATED FEBRUARY 10, 1998

PROSPECTUS
                                $250,000,000
                          SOLA INTERNATIONAL INC.
                      DEBT SECURITIES AND COMMON STOCK

                       -----------------------------

          Sola International Inc. (the "Company" or "Sola") may offer, issue and sell from time to time, together or separately, (i) senior or subordinated debt securities (the "Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, and (ii) shares of its common stock, $.01 par value per share (the "Common Stock"), in each case, in amounts, at prices and on such terms to be determined at the time of the offering. The Common Stock and the Debt Securities are collectively called the "Securities."

          The Securities offered pursuant to this Prospectus may be issued in one or more series and/or issuances and will have an aggregate public offering price of up to $250,000,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Debt Securities, the specific title, the aggregate principal amount, the aggregate offering price, ranking as senior debt or subordinated debt, the denomination, the maturity, the premium, if any, the interest rate (which may be fixed, floating or adjustable), if any, the time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or repayment at the option of the holder thereof, any sinking fund provisions, the terms, if any, for conversion or exchange into other securities, listing, if any, on a securities exchange, any other special terms and the public offering price and any other terms of the offering and sale thereof and (ii) in the case of Common Stock, the aggregate number of shares offered, the public offering price and other terms of the offering and sale thereof. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

          Unless otherwise specified in a Prospectus Supplement, the Debt Securities, when issued, will be unsecured and unsubordinated obligations of the Company and will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "SOL." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                       -----------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
      MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       -----------------------------

          The Securities may be sold to or through underwriters or dealers as designated from time to time, to other purchasers directly or through agents designated from time to time or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. See "Plan of Distribution."

                       -----------------------------

          The date of this Prospectus is                 , 1998.

     Certain persons, including any underwriters, participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Such transactions may include stabilizing, the purchase of Securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Plan of Distribution."

                       -----------------------------

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) from which such reports, proxy statements and other information may be obtained. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the schedules and exhibits filed therewith. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

     1. the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

     2. the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     3. the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

     4. Exhibit 99.2 to the Company's Current Report on Form 8-K/A, dated as of May 6, 1996.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of the filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including a beneficial owner of the Securities, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Corporate Secretary, Sola International Inc., 2420 Sand Hill Road, Suite 200, Menlo Park, California 94025; telephone number: (650) 324-6868.


                                THE COMPANY

     Sola designs, manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the faster growing plastic lens segment of the global lens market, particularly higher margin value-added products. Sola has manufacturing and distribution sites in three major regions--North America, Europe, and Rest of World (comprising primarily Australia, Asia and South America).

     The Company's principal executive offices are located at 2420 Sand Hill Road, Suite 200, Menlo Park, California 94025 and its telephone number at that location is (650) 324-6868.


                              USE OF PROCEEDS

     Unless otherwise indicated in any accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include capital expenditures, the repayment of indebtedness, working capital and acquisitions.


                     RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                                                     Predecessor
                                              Sola International Inc.                  Company
                              ------------------------------------------------   ------------------
                                Nine                                    Four      Eight     Fiscal
                               Months                                  Months     Months     Year
                               Ended                                   Ended      Ended      Ended
                                Dec.                                    Mar.       Nov.       Mar.
                                31,      Fiscal Year Ended Mar. 31      31,        30,        31,
                              ------    ---------------------------    ------     ------    -------
                               1997       1997       1996     1995      1994(FN2)  1993       1993
                              ------    ---------------------------    ------     ------    -------
Ratio of earnings to
fixed charges(FN1)..........   4.30       3.25       4.36     2.03      -----      4.86       4.86

--------------------

(1) In calculating this ratio, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense, and amortization of deferred financing fees, whether expensed or capitalized, plus the portion of rental expense under operating leases which has been deemed by the Company to be representative of the interest factor.
(2) Earnings were insufficient to cover fixed charges by $53.7 million due to the Company recording two non-recurring, noncash charges associated with the acquisition by the Company of the Sola business unit of

                                     3


     Pilkington plc on December 1, 1993: (i) a $32.9 million charge for the amortization associated with an inventory write up to fair value and
     (ii) a $40.0 million charge for the write off of in-process research and development.

                       DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by a Prospectus Supplement (the "Offered Debt Securities") will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

     The Offered Debt Securities are to be issued in one or more series under an Indenture as amended or supplemented from time to time (the "Indenture") between the Company and _______________, as Trustee. The term "Trustee," as used herein shall mean ___________; if at any time there is more than one Trustee acting under the Indenture, the term "Trustee" as used herein with respect to Debt Securities of any particular series shall mean the Trustee with respect to the Offered Debt Securities of such series. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summaries of certain provisions of the Indenture and the Offered Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms and of those terms made a part thereof by the Trust Indenture Act. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. Unless otherwise stated in a Prospectus Supplement, the Debt Securities will be unsubordinated obligations of the Company and will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Company may also issue Debt Securities ("Subordinated Debt Securities") which are subordinated in right of payment, in the manner and to the extent described in the applicable Prospectus Supplement, to all existing and future Senior Indebtedness (as defined in the applicable Prospectus Supplement) of the Company.

     The Debt Securities to be offered by this Prospectus are limited to $250,000,000 in aggregate public offering price. The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any Holder, for issuances of additional Debt Securities of such series. (Section 301) The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities.

     Reference is made to the Prospectus Supplement relating to the Offered Debt Securities for the following terms, where applicable, of the Offered Debt Securities: (1) the title of the Offered Debt Securities or series of which they are a part; (2) the aggregate principal amount of the Offered Debt Securities and any limit on the aggregate principal amount of the Offered Debt Securities; (3) the Person to whom any interest on an Offered Debt Security of the series shall be payable, if other than the Person in whose name that Offered Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such series, (4) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of (and premium, if any, on) such Offered Debt Securities will be payable; (5) the rate or rates (which may be fixed, floating or adjustable) or the method of determination thereof, at which the Offered Debt Securities will bear interest, if any, the date or dates from which such interest will accrue or method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest will be payable, the Regular Record Date, if any, for any such interest payable on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (6) the place or places where the principal of and any premium and interest on such Offered Debt Securities will be payable; (7) the period or periods within which, the price or prices at which, the currencies, currency units or composite currencies in which, and the other terms and conditions upon which such Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem, repay or purchase any of such Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any of such Offered Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which such Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if other than the currency of the United States of America, the foreign currencies, currency units or composite currencies in which the principal of or any premium or interest on such Offered Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time); (11) if the amount of payments of principal of or any premium or interest on such Offered Debt Securities ("Indexed Debt Securities") may be determined with reference to an index, pursuant to a formula, or pursuant to other methods, the manner in which such amounts will be determined; (12) if the principal of or any premium or interest on such Offered Debt Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies, currency units or composite currencies other than those in which the Offered Debt Securities are stated to be payable, the currencies, currency units or composite currencies in which payment of any such amount as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;
(13) if other than the entire principal amount thereof, the portion of the principal amount of such Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof pursuant to the Indenture or, if applicable, the portion of the principal amount of Offered Debt Securities that is convertible into or exchangeable for other securities or the method by which such portion will be determined; (14) if applicable, that such Offered Debt Securities are subject to defeasance or covenant defeasance (each as hereinafter defined) as provided in the Indenture; (15) whether such Offered Debt Securities are convertible into or exchangeable for Common Stock or other securities and the terms and conditions upon which such conversion or exchange may be effected; (16) whether any of the Offered Debt Securities of the series will be issued in whole or in part in book-entry form and, in such case, the depositary for such book-entry security or securities and the circumstances, if any, in addition to the circumstances (if applicable) described below under "--Book-Entry Debt Securities," under which any such book-entry Debt Securities may be registered in the name of a Person other than such depositary or its nominee; (17) whether Offered Debt Securities of any series are to be issuable as registered securities, bearer securities or alternatively as bearer and registered securities and whether the bearer securities are to be issuable with coupons, without coupons or both, and any restrictions applicable to the offer, sale or delivery of the bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa; (18) if any of the Offered Debt Securities of a series are to be issuable as bearer securities, the date as of which any such bearer securities shall be dated, if other than the date of original issuance of the first of such bearer securities to be issued; (19) provisions, if any, granting special rights to the Holders of such Offered Debt Securities upon the occurrence of such events as may be specified; (20) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities; (21) the terms, if any, pursuant to which the Offered Debt Securities will be made subordinate in right of payment to all Senior Indebtedness of the Company, and the definition of any such Senior Indebtedness; (22) whether the payment of principal, premium and interest, if any, and other amounts due under the Indenture, and performance of the Company's other obligations under the Indenture, will be guaranteed by one or more guarantors, including subsidiaries of the Company; and (23) any other terms of such Securities, whether or not consistent with the provisions of the Indenture. (Section 301)

     Unless otherwise indicated in the Prospectus Supplement relating to Offered Debt Securities, the principal of, premium, if any, or interest, if any, on the Debt Securities initially will be payable, and the Debt Securities initially will be exchangeable and transfers thereof initially will be registrable, at the office of the Trustee specified under "--Concerning the Trustee," provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to an account maintained by the Person entitled thereto located in the United States. (Sections 305, 307 and 1002). Any payment of principal and any premium or interest required to be made on an Interest Payment Date, Redemption Date or at Maturity which is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity. (Section 113)

     All monies paid by the Company to the Trustee for the payment of principal of (and premium, if any) or interest, if any, on any Debt Security that remain unclaimed by the Holder of such Debt Security at the end of two years after such principal, premium or interest shall become due and payable will be repaid by the Trustee to the Company on demand, and such Holder will thereafter look only to the Company for payment thereof. (Section 1003)

     Unless otherwise indicated in the Prospectus Supplement relating to Offered Debt Securities, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. (Section 302). No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may, subject to certain exceptions, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their stated principal amount. In addition, under Treasury Regulations it is possible that Debt Securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other Debt Securities treated as issued at an original issue discount) will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means a security, including any security that does not provide for the payment of interest prior to Maturity, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Stated Maturity thereof an amount less than the principal amount thereof shall become due and payable. (Section 101)

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) default under any bond, debenture, note, mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by a Significant

Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness exists on the date of the Indenture or shall thereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness being discharged or such acceleration having been rescinded or annulled within 30 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501). No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

     If an Event of Default with respect to Outstanding Debt Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued interest on all the Debt Securities of that series to be due and payable immediately by notice in writing to the Company (and to the Trustee, if given by the Holders). At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration by written notice. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."

     Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities or Indexed Debt Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities or Indexed Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give all Holders of Debt Securities of such series then Outstanding notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of a default in the payment of principal of or any premium or interest on any Debt Security of any series, or in the payment of any sinking fund installment with respect to Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all Holders of Debt Securities of such series then outstanding. (Trust Indenture Act of 1939)

     The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during a default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Debt Securities of any series, unless such Holders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 601). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

     Under the Indenture, the Company is required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying such default. (Section 1005)

COVENANTS

     The particular covenants, if any, relating to any series of Debt Securities will be described in the Prospectus Supplement relating to such series. If any such covenants are described, the Prospectus Supplement will also state whether the "covenant defeasance" provisions described below also apply.

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     Under the Indenture, without consent of the Holders, the Company may not consolidate with or merge with or into any other Person, and the Company may not sell, lease or convey all or substantially all of its assets to another Person, unless (i) (a) in the case of a merger, the Company is the surviving corporation in the merger, or (b) the Person (if other than the Company) surviving the merger, formed by such consolidation or which acquires such assets is an entity organized and existing under the laws of the United States of America or a state thereof and the District of Columbia and expressly assumes payment of the principal of and any premium and interest on the Debt Securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company and (ii) immediately thereafter, no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and shall be continuing. (Article Eight)

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the surviving company, the successor entity would be substituted for the Company and the Company would be relieved of any obligations and covenants under the Indenture and the Debt Securities.

SATISFACTION, DISCHARGE AND DEFEASANCE

     Satisfaction and Discharge. The Indenture, with respect to any series of Debt Securities (except for certain specified surviving obligations, including (A) any rights of registration of transfer and exchange and (B) rights to receive the principal, premium, if any, and interest, if any, on the Debt Securities) will be discharged and canceled upon the satisfaction of certain conditions, including the following: (i) all Debt Securities have been theretofore authenticated and delivered to the Trustee for cancellation or (ii) (a) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation have become due or payable, will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year and (b) the deposit with such Trustee of an amount sufficient to pay the principal, premium, if any, and interest, if any, to the Stated Maturity or Redemption Date, as the case may be, of all Debt Securities of such series. (Section 401)

     Defeasance and Covenant Defeasance. If so specified in the Prospectus Supplement with respect to Debt Securities of any series, the Company at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain certain offices or agencies in each Place of Payment and hold moneys for payment in trust) ("defeasance"), or (ii) will not be subject to provisions of the Indenture described above under "-- Consolidation, Merger and Transfer of Assets" and certain other restrictive covenants included in the applicable Prospectus Supplement with respect to the Debt Securities of such series ("covenant defeasance"), in each case if the Company irrevocably deposits with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the opinion of independent public accountants) to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and interest, if any, on, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise either defeasance or covenant defeasance, among other things, (1) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law or the judicial interpretation thereof by a U.S. federal court of competent jurisdiction, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders of the Outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, (2) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the Outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (3) no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, with respect to the Debt Securities of such series shall have occurred and shall be continuing on the date of such deposit or, insofar as Events of Default of the type described in clause
(f) of the first paragraph under "Events of Default" above are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that the condition contained in this clause
(3) shall not be deemed satisfied until the expiration of such period). (Article Fourteen)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on any Debt Security or the date, if any, on which any Debt Security is subject to repayment at the option of the Holder, (b) reduce the principal amount of, or any premium or interest on, or the rate of interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,
(e) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date fixed for repayment, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture or (h) modify any of the provisions relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security affected thereby or, in the case of the Subordinated Debt Securities, modify any of the provisions of the Indenture relating to the subordination or to the applicable definition of "Senior Indebtedness" in a manner adverse to the Holders of such Subordinated Debt Securities. (Section 902)

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Debt Securities for, among other things, any of the following purposes: (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debt Securities as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add additional Events of Default;
(iv) to add or change any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, to change or eliminate any restrictions on the payment of principal of, or any premium or interest on, bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect; (v) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that, any such addition, change or elimination (1) shall neither (A) apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (2) shall become effective only when there is no such Debt Security outstanding; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (vii) to secure the Debt Securities; (viii) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance or satisfaction and discharge of any series of Debt Securities pursuant to the Indenture; provided, that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities in any material respect;
(ix) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect; (x) to add a guarantor or guarantors for any or all series of Debt Securities; (xi) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939; and (xii) to establish the form or terms of any series of Debt Securities. (Section 901)

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or any other security will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock or any other security, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, but without regard to principles of conflicts of law. (Section 112)

CONCERNING THE TRUSTEE

     _______________, with its principal offices at ________________,  will act as Trustee for the benefit of the Holders of the Debt Securities under the Indenture.

     The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 610) In the event that two or more Persons are acting as Trustee with respect to different series of Debt Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 611), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

BOOK-ENTRY DEBT SECURITIES

     Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the applicable Prospectus Supplement. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Security"). Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by the Company to the Trustee, and then by such Trustee to the depository.

     The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangement will be described in the prospectus supplement.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the Indenture. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

     If (i) DTC is at any time unwilling, unable or ineligible to continue as depository for the Debt Securities of any series and a successor depository is not appointed by the Company within 90 days following notice to the Company; (ii) the Company determines, in its sole discretion, not to have the Debt Securities of any series represented by one or more Global Securities, or (iii) an Event of Default under the Indenture has occurred and is continuing with respect to the Debt Securities of any series, then the Company will issue individual Debt Securities of such series in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of such series in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC:

          In the event that DTC acts as securities depository for any Debt Securities, such Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One fully registered Debt Security certificate may be issued with respect to up to $200 million aggregate principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants") . The rules applicable to DTC and its Participants are on file with the Commission.

          Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the limited circumstances described above.

          To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

          Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of interest of each Direct Participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

          Payments of principal of (and premium, if any) and interest on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, any Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest, if any, to DTC will be the responsibility of the Company or the applicable Paying Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

          DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the applicable Paying Agent. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Securities in certificated form are required to be prepared and delivered as described above.

          The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Securities in certificated form will be prepared and delivered as described above.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but neither the Company nor any underwriter or agent takes any responsibility for the accuracy thereof.

     None of the Company, any underwriter or agent, the Trustee or any applicable Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.


                        DESCRIPTION OF COMMON STOCK

GENERAL

     The following summary of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") and the Company's Amended and Restated By-Laws (the "Amended and Restated By-Laws"), copies of which have been filed with the Commission and may be obtained as described under "Available Information."

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of January 30, 1998, 24,542,703 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. All outstanding shares of Common Stock are fully paid and non-assessable.

     The Common Stock is traded on the NYSE under the symbol "SOL."

DIVIDEND RIGHTS

     Holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor, after payment of dividends required to be paid on outstanding Preferred Stock, if any.

VOTING RIGHTS

     Holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the Company's stockholders, including the election of directors. The Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. The issuance of any shares of Preferred Stock may result in dilution of voting power.

LIQUIDATION RIGHTS

     In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock then outstanding, if any.

PREEMPTIVE RIGHTS

     The Common Stock has no preemptive, conversion or redemption rights. CERTAIN CHARTER AND BY-LAW PROVISIONS

     The Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws and Delaware law contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise.

     Preferred Stock. The Board of Directors of the Company is authorized without further stockholder action to provide for the issuance from time to time of up to 5,000,000 shares of Preferred Stock, in one or more classes or series. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

     Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. The Amended and Restated By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Company's Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been specified in the notice of the meeting given by, or at the direction of, the Company's Board of Directors (or any duly authorized committee thereof) or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting.

     Section 203 of Delaware Law. Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") prevents an "interested stockholder" (defined as a person who, together with affiliates and associates, beneficially owns (or within three years, did beneficially own) 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless upon consummation of such transaction the interested stockholder owns 85% of the voting stock of the corporation outstanding at the time the transaction commenced or unless the business combination is, or the transaction in which such person became an interested stockholder was, approved in a prescribed manner. A "business combination" generally includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholder."

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Boston Equiserve L.P.


                            PLAN OF DISTRIBUTION

     The Company may sell Securities to or through one or more underwriters or dealers, directly to institutional investors or other purchasers, through agents, or through a combination of such or other methods. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased.

     The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the related Prospectus Supplement.

     If so indicated in the related Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company with respect to payments they may be required to make in respect thereof.

     Certain of the underwriters or agents and their affiliates may engage in transactions with and perform services for the Company or its affiliates in the ordinary course of their respective businesses.

     If underwriters or dealers are used in the sale, until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of any such underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If the underwriters create a short position in the Securities in connection with the offerings, i.e., if they sell more Securities than are set forth on the cover page of the Prospectus Supplement, the representatives of the underwriters may reduce that short position by purchasing Securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option, if any, described in the Prospectus Supplement.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither the Company nor any underwriter or agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor any underwriter or agent makes any representation that the representatives of any underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members, if any. This means that if the representatives of the underwriters purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering. The imposition of a penalty bid might also have an effect on the price of the Securities to the extent that it discourages resales of the Securities.

     The Debt Securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. No assurances can be given as to the liquidity of the trading market for any of such securities.


                               LEGAL MATTERS

     The validity of the Debt Securities and the Common Stock will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                                  EXPERTS

     The consolidated financial statements and schedule of Sola International Inc. appearing in Sola International Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of the Worldwide Ophthalmic Group of American Optical Corporation appearing in Exhibit 99.2 of Sola International Inc.'s Current Report (Form 8-K/A) dated as of May 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

====================================     ==================================

     NO  DEALER,   SALESPERSON   OR
OTHER     INDIVIDUAL    HAS    BEEN
AUTHORIZED TO GIVE ANY  INFORMATION
OR TO MAKE ANY  REPRESENTATIONS NOT               $250,000,000
CONTAINED   OR    INCORPORATED  BY
REFERENCE IN  THIS  PROSPECTUS   IN
CONNECTION    WITH   THE   OFFERING
COVERED  BY  THIS  PROSPECTUS.   IF
GIVEN OR MADE, SUCH  INFORMATION OR
REPRESENTATIONS  MUST NOT BE RELIED          SOLA INTERNATIONAL INC.
UPON AS HAVING BEEN  AUTHORIZED  BY
THE  COMPANY  OR ANY UNDERWRITER OR
AGENT.   THIS    PROSPECTUS    DOES
NOT CONSTITUTE AN OFFER TO SELL, OR
A SOLICITATION  OF AN OFFER TO BUY,
THE SECURITIES IN ANY  JURISDICTION               DEBT SECURITIES
WHERE, OR TO ANY PERSON TO WHOM, IT               AND COMMON STOCK
IS  UNLAWFUL  TO MAKE SUCH OFFER OR
SOLICITATION.  NEITHER THE DELIVERY
OF THIS  PROSPECTUS  NOR  ANY  SALE
MADE  HEREUNDER  SHALL,  UNDER  ANY
CIRCUMSTANCES,       CREATE      AN
IMPLICATION THAT THERE HAS NOT BEEN
ANY  CHANGE  IN THE FACTS SET FORTH
IN  THIS   PROSPECTUS   OR  IN  THE
AFFAIRS  OF THE  COMPANY  SINCE THE
DATE HEREOF.



                                                  --------------------
      ------------------                               PROSPECTUS
                                                  --------------------




TABLE OF CONTENTS

                               PAGE
                               ----
Available Information........     2
Incorporation of Certain
  Documents by Reference.....     2
The Company..................     3
Use of Proceeds..............     3
Ratio of Earnings to
  Fixed Charges..............     3
Description of Debt
  Securities.................     4                         , 1998
Description of Common
  Stock......................    13
Plan of Distribution.........    15
Legal Matters................    16
Experts......................    16



====================================     ==================================

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          Securities and Exchange Commission registration fee.....     $73,750
          Printing expenses.......................................        *
          Rating agency fees......................................        *
          New York Stock Exchange listing fee.....................        *
          Trustee's fees..........................................        *
          Legal fees and expenses.................................        *
          Accounting expenses.....................................        *
          Blue Sky fees and expenses..............................        *
          Other...................................................        *
                                                                      ---------

                   Total..........................................       $*
                                                                      =========
-------------------
[FN]
* Except for the Securities and Exchange Commission registration fee, all of the foregoing expenses have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Registrant or his serving at the request of the Registrant as a director, officer, employee or agent of another company or other entity. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant's Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors and officers to the full extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

     Pursuant to specific authority granted by Section 102 of the DGCL, the Registrant's Amended and Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

     "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the
     Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

     In addition, the Company's Amended and Restated By-Laws provide for indemnification of directors and officers, including indemnification of directors and officers that are a party to a proceeding in whole or in part attributable to (a) the fact that he is or was a director or officer of the Company or was serving at the request of the Company or (b) anything done or not done by such person in any such capacity against losses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     The undersigned Registrant has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of any affiliate of the Registrant, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Registrant.

ITEM 16.   EXHIBITS

     Set forth below is a list of the exhibits included as part of this Registration Statement.

      EXHIBIT
        NO.                          DESCRIPTION
      -------                        -----------

       1.1**    Form of Underwriting Agreement
       4.1      Specimen Form of Company's Common Stock Certificate  (Filed
                as Exhibit 4.1 to the Registration  Statement,  as amended, on  Form  S-1  of  the  Company  (File  No.  33-87892)  and
                incorporated herein by reference)
       4.2      Amended and Restated  Certificate of  Incorporation  of the
                Company  (Filed as Exhibit 3.1 to the Annual Report on Form
                10-K of the Company,  dated June 7, 1995, and  incorporated herein by reference)
       4.3      Amended  and  Restated  By-Laws  of the  Company  (Filed as
                Exhibit  3.1 to the  Quarterly  Report  on Form 10-Q of the
                Company  for the  quarter  ended  September  30,  1995  and incorporated herein by reference)
       4.4**    Form of Indenture, relating to the Debt Securities
       4.5**    Form of Debt Security
       4.6***   Form of Delayed Delivery Contract
       5.1**    Opinion  of  Fried,  Frank,  Harris,  Shriver  &  Jacobson,
                counsel  to  the  Company,   as  to  the  validity  of  the
                Securities being registered
       12.1**   Computation of Ratio of Earnings to Fixed Charges
       23.1**   Consent  of  Fried,  Frank,  Harris,   Shriver  &  Jacobson
                (included in Exhibit 5.1)
       23.2*    Consent of Ernst & Young LLP, independent auditors
       23.3*    Consent of Ernst & Young LLP, independent auditors
       24.1*    Powers of Attorney
       25.1**   Form T-1 Statement of Eligibility and  Qualification  under the Trust Indenture Act of 1939

---------------------
[FN]
*    Filed Herewith
**   To be filed in an amendment
*** To be filed in an amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided,  however,  that the  undertakings  set  forth in  paragraphs
     (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended Sola International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on February 10, 1998.

                                         SOLA INTERNATIONAL INC.


                                         By:   /s/ Steven M. Neil
                                            ----------------------------
                                               Steven M. Neil
                                               Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


---------------------------    Chairman of the Board          February   , 1998
Irving S. Shapiro

          *                    President and Chief Executive  February 10, 1998
---------------------------    Executive Officer (Principal
John E. Heine                  Executive Officer), Director


/s/ Steven M. Neil             Executive Vice President,      February 10, 1998
---------------------------    Chief Financial Officer,
Steven M. Neil                 Treasurer and Secretary
                               (Principal Financial and
                               Accounting Officer)

          *                    Director                       February 10, 1998
---------------------------
Maurice J. Cunniffe

          *                    Director                       February 10, 1998
---------------------------
Douglas D. Danforth

          *                    Director                       February 10, 1998
---------------------------
A. William Hamill

          *                    Director                       February 10, 1998
---------------------------
Hamish Maxwell

          *                    Director                       February 10, 1998
---------------------------
Jackson L. Schultz

*By:   /s/ Steven M. Neil
    -----------------------
       Steven M. Neil
       Attorney-in-Fact

                                  EXHIBITS


     EXHIBIT
       NO.                         DESCRIPTION
     -------                       -----------

       1.1**   Form of Underwriting Agreement
       4.1     Specimen Form of Company's Common Stock  Certificate  (Filed
               as Exhibit 4.1 to the Registration Statement, as amended, on
               Form S-1 of the Company (File No. 33-87892) and incorporated herein by reference)
       4.2     Amended and Restated  Certificate  of  Incorporation  of the
               Company  (Filed as Exhibit 3.1 to the Annual  Report on Form
               10-K of the Company,  dated June 7, 1995,  and  incorporated herein by reference)
       4.3     Amended  and  Restated  By-Laws  of the  Company  (Filed  as
               Exhibit  3.1 to the  Quarterly  Report  on Form  10-Q of the
               Company  for  the  quarter  ended  September  30,  1995  and incorporated herein by reference)
       4.4**   Form of Indenture, relating to the Debt Securities
       4.5**   Form of Debt Security
       4.6***  Form of Delayed Delivery Contract
       5.1**   Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company,  as to the validity of the Securities  being registered
       12.1*   Computation of Ratio of Earnings to Fixed Charges
       23.1**  Consent  of  Fried,  Frank,   Harris,   Shriver  &  Jacobson
               (included in Exhibit 5.1)
       23.2*   Consent of Ernst & Young LLP, independent auditors
       23.3*   Consent of Ernst & Young LLP, independent auditors
       24.1*   Powers of Attorney
       25.1**  Form T-1 Statement of Eligibility  and  Qualification  under the Trust Indenture Act of 1939

---------------------
[FN]
*    Filed Herewith
**   To be filed in an amendment
*** To be filed in an amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.